Registration No. 333-________
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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES EXCHANGE ACT OF 1933

Ampal-American Israel Corporation
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of
Incorporation or Organization)

13-0435685
(I.R.S. Employer Identification No.)

1177 Avenue of the Americas, 12th Floor
New York, New York 10036
(Address of Principal Executive Offices) (Zip Code)

Ampal-American Israel Corporation 2000 Incentive Plan
(Full Title of the Plan)

Eli S. Goldberg, Vice President - Legal and Secretary
Ampal-American Israel Corporation
1177 Avenue of the Americas, 12th Floor
New York, New York 10036
 (Name and Address of Agent for Service)

(212) 782-2100
(Telephone Number, Including Area Code,
of Agent for Service)

Copies to:

Kenneth L. Henderson, Esq.
Robinson Silverman Pearce Aronsohn & Berman LLP
1290 Avenue of the Americas
New York, New York 10104

CALCULATION OF REGISTRATION FEE

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                                                   Proposed
Title of                                            Maximum
Securities        Amount      Proposed Maximum     Aggregate       Amount of
 to be            to be       Offering Price        Offering      Registration
Registered      Registered     Per Share(1)        Price(1)           Fee
--------------------------------------------------------------------------------
Class A
Common Stock,
par value
$1.00           4,000,000(2)      $7.00          $28,000,000      $7,000

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(1)     Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and (h), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices per share of Class A Common Stock of Ampal-American Israel Corporation as reported on the Nasdaq National Market on February 16, 2001.

(2)     Of the shares covered by this Registration Statement, 4,000,000 shares of Class A Common Stock represent the underlying stock for the stock options, restricted stock, deferred stock, stock appreciation rights and other stock-based awards to be granted by Ampal-American Israel Corporation under its 2000 Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The Company will provide documents containing the information specified in Part 1 of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act. Pursuant to the instructions to Form S-8, the Company is not required to file these documents either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents are incorporated by reference into this Registration Statement:

1.	The Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed on March 30, 2000.
2.	The Company's Quarterly Report on Form 10-Q as filed on May 15, 2000, August 14, 2000, and November 14, 2000.
3.	The Company's Proxy Statement as filed on June 7, 2000.
4.	Description of the Company's Class A Common Stock, $1.00 par value per share, contained in the Registration Statement on Form 8-A filed on May 3, 2000.

        In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date this Registration Statement is filed with the Securities and Exchange Commission, and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, is giving an opinion regarding the validity of the offered shares of Class A Common Stock.

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Item 6. Indemnification of Directors and Officers.

        The Company's Certificate of Incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by law, including limitations contained in the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York (the "BCL"), as amended from time to time.

        The Company's By-laws contain provisions requiring indemnification of the Company's directors and officers to the fullest extent authorized by the laws and statutes of the State of New York. The By-laws require the Company to indemnify any person by reason of the fact that such person, his testator or intestate is or was a director or officer of the Company against any reasonable expenses (including attorneys' fees), actually and necessarily incurred by him in connection with any action or proceeding (or any appeal therein) brought (or threatened to be brought) by third parties except if such person breached his duty to the Company. The By- laws require the Company to indemnify any person by reason of the fact that such person, his testator or intestate is or was a director or officer of the Company against any and all judgments, fines, amounts paid in settlement, and reasonable expenses (including attorney's fees) actually and necessarily incurred by him in connection with any action or proceeding (or any appeal therein) brought (or threatened to be brought) by third parties including, without limitation, one by or in the right of any other corporation which such person served in any capacity at the request of the Company, if such person acted in good faith, for a purpose which he believed to be in the best interests of the Company, and in criminal actions or proceedings in which he had no reasonable cause to believe that his conduct was unlawful. The Company's By-laws further provide that indemnification for expenses as described above may be paid in advance of the final disposition of such action or proceeding in the manner authorized by the laws and statutes of the State of New York subject to repayment by the person, his testator or intestate, to the extent such advances exceed the indemnification to which such person is entitled or if such person is ultimately found not entitled to indemnification under the laws and statutes of the State of New York.

        Effective January 30, 2000, the Company purchased a Directors and Officers Liability policy in the amount of $30,000,000 issued by Aryeh Insurance Company of Israel Ltd. The cost of the policy, which expires January 31, 2002, was $325,541. This policy provides coverage to all of the officers and directors of the Company and of those subsidiaries of which the Company owns more than 50% of the outstanding voting stock.

Item 7. Exemption from Registration Claimed.

        Not applicable.

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Item 8. Exhibits.

5.1	Opinion of Robinson Silverman Pearce Aronsohn & Berman, LLP, counsel to the Company, as to certain legal matters in connection with the shares of Class A Common Stock being registered.
23.1	Consent of Robinson Silverman Pearce Aronsohn & Berman, LLP (included as part of Exhibit 5.1).
23.2	Independent Auditor's Consent with respect to the financial statements of:

AM-HAL Ltd.
Ampal-American Israel Corporation
Ampal Industries (Israel) Ltd.
Bay Heart Ltd.
Carmel Container Systems Ltd.
Coral World International Ltd.
Country Club Kfar-Saba Ltd.
Epsilon Investment House Ltd.
Granite Hacarmel Investments Limited
Hod Hasharon Sport Center Ltd.
Hod Hasharon Sport Center (1992) Limited Partnership
Mivnat Holding Ltd.
Sheraton Moriah (Israel) Ltd.
Ophir Holdings Ltd.
Paradise Industries Ltd.
Renaissance Investment Co. Ltd.
Shmay Bar Real Estate (1993) Ltd.
Shmay Bar (T.H.) 1993 Ltd.
Trinet Investments in High-Tech Ltd.
Trinet Venture Capital Ltd.

24.1	Power of Attorney (included on signature page of this Registration Statement).

Item 9. Undertakings.

     1.     The undersigned registrant hereby undertakes:

             (a)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

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provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (b)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2.     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of February, 2001.

Ampal-American Israel Corporation By: /s/ Raz Steinmetz Name: Raz Steinmetz Title: President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Raz Steinmetz, Alla Kanter and Eli S. Goldberg, and each and any one of them, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Chairman of the Board	Date
/s/ Daniel Steinmetz Daniel Steinmetz	Chairman of the Board	February 21, 2001
/s/ Raz Steinmetz Raz Steinmetz	Chief Executive Officer, President, Director	February 21, 2001
/s/ Shlomo Meichor Shlomo Meichor	Chief Financial Officer	February 21, 2001
/s/ Alla Kanter Alla Kanter	Chief Accounting Officer	February 21, 2001
/s/ Michael Arnon Michael Arnon	Director	February 21, 2001
/s/ Benzion Benbassat Benzion Benbassat	Director	February 21, 2001
/s/ Yaacov Elinav Yaacov Elinav	Director	February 21, 2001
/s/ Kenneth L. Henderson Kenneth L. Henderson	Director	February 21, 2001
/s/ Hillel Peled Hillel Peled	Director	February 21, 2001
/s/ Eliyahu Wagner Eliyahu Wagner	Director	February 21, 2001
/s/ Avi A. Vigder Avi A. Vigder	Director	February 21, 2001

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EXHIBIT INDEX

Exhibit No.	Document
5.1	Opinion of Robinson Silverman Pearce Aronsohn & Berman, LLP, counsel to the Company, as to certain legal matters in connection with the shares of Class A Common Stock being registered.
23.1	Consent of Robinson Silverman Pearce Aronsohn & Berman, LLP (included as part of Exhibit 5.1).
23.2	Independent Auditor's Consent with respect to the financial statements of:

AM-HAL Ltd.
Ampal-American Israel Corporation
Ampal Industries (Israel) Ltd.
Bay Heart Ltd.
Carmel Container Systems Ltd.
Coral World International Ltd.
Country Club Kfar-Saba Ltd.
Epsilon Investment House Ltd.
Granite Hacarmel Investments Limited
Hod Hasharon Sport Center Ltd.
Hod Hasharon Sport Center (1992) Limited Partnership
Mivnat Holding Ltd.
Sheraton Moriah (Israel) Ltd.
Ophir Holdings Ltd.
Paradise Industries Ltd.
Renaissance Investment Co. Ltd.
Shmay Bar Real Estate (1993) Ltd.
Shmay Bar (T.H.) 1993 Ltd.
Trinet Investments in High-Tech Ltd.
Trinet Venture Capital Ltd.

24.1	Power of Attorney (included on signature page of this Registration Statement).